Exhibit 107
CALCULATION OF FILING FEE TABLE
S-4
(Form Type)

Amrize Finance US LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	3.500% Senior Notes due 2026	Other	$325,866,000	100%	$325,866,000	0.00013810	$45,002.09
Fees to Be Paid	Debt	4.600% Senior Notes due 2027	Other	$700,000,000	100%	$700,000,000	0.00013810	$96,670.00
Fees to Be Paid	Debt	4.700% Senior Notes due 2028	Other	$700,000,000	100%	$700,000,000	0.00013810	$96,670.00
Fees to Be Paid	Debt	4.950% Senior Notes due 2030	Other	$1,000,000,000	100%	$1,000,000,000	0.00013810	$138,100.00
Fees to Be Paid	Debt	4.200% Senior Notes due 2033	Other	$50,000,000	100%	$50,000,000	0.00013810	$6,905.00
Fees to Be Paid	Debt	5.400% Senior Notes due 2035	Other	$1,000,000,000	100%	$1,000,000,000	0.00013810	$138,100.00
Fees to Be Paid	Debt	7.125% Senior Notes due 2036	Other	$444,530,000	100%	$444,530,000	0.00013810	$61,389.59
Fees to Be Paid	Debt	6.875% Senior Notes due 2039	Other	$191,348,000	100%	$191,348,000	0.00013810	$26,425.16
Fees to Be Paid	Debt	6.500% Senior Notes due 2043	Other	$238,925,000	100%	$238,925,000	0.00013810	$32,995.54
Fees to Be Paid	Debt	4.750% Senior Notes due 2046	Other	$553,505,000	100%	$553,505,000	0.00013810	$76,439.04
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					$5,204,174,000		$718,696.43
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$718,696.43

(1)	Represents the aggregate principal amount of each series of senior notes to be offered in the exchange offers to which the registration statement relates.

(2)	Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended.